Exhibit 3.3

                            AIR METHODS CORPORATION
                                     Bylaws
                        (As Amended Through March 2004)

                                    ARTICLE I

                                    OFFICES

               The  registered  office  of  Air  Methods  Corporation  (the
"Corporation") in the State of Delaware shall be in the City of Wilmington, County of New Castle, State of Delaware. The Corporation shall have offices at such other places as the Board of Directors may from time to time determine.


                                   ARTICLE II

                                  STOCKHOLDERS

Section 1.     Annual Meetings.
               ---------------

               The annual meeting of the stockholders for the election of Directors and for the transaction of such other business as may properly come before the meeting shall be held on such date as the Board of Directors shall each year fix. Each such annual meeting shall be held at such place, within or without the State of Delaware, and hour as shall be determined by the Board of Directors. The day, place and hour of each annual meeting shall be specified in the notice of such annual meeting. Any annual meeting of stockholders may be adjourned from time to time and place to place until its business is completed.

Section 2.     Business  Conducted  at  Meetings.

               At an annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (b) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (c) otherwise properly brought before the meeting by a stockholder. For business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation, not less than sixty days nor more than ninety days prior to the meeting; provided, however, that in the event that less than seventy days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the tenth day following the date on which such notice of the date of the annual meeting was mailed or such public disclosure was made. A stockholder's notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting (a) a brief description of the business desired to be brought before the annual meeting, (b) the name and address, as they appear on the Corporation's books, of the stockholder proposing such business, (c) the class and number of shares of the Corporation which are beneficially owned by the stockholder, and (d) any material interest of the stockholder in such business. Notwithstanding anything in the Bylaws to the contrary, no business shall be conducted at an annual meeting except in accordance with the procedures set forth in this Section 2. The presiding officer of an annual meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting and in accordance with the provisions of this Section 2, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

Section 3.     Special  Meetings.
               ------------------

               Except as otherwise required by law and subject to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or on liquidation, special meetings of the stockholders may be called only by the Chairman, Chief Executive Officer, or the Board of Directors pursuant to a resolution approved by a majority of the entire Board of Directors. The term "entire Board of Directors", as used in these Bylaws, means the total number of Directors which the Corporation would have if there were no vacancies.

Section 4.     Stockholder  Action:  How  Taken.
               ---------------------------------

               Any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of such holders and may not be effected by any consent in writing by such stockholders.

Section 5.     Notice  of  Meeting.
               --------------------

               Written notice stating the place, date and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be given not less than ten nor more than sixty days before the date of the meeting, except as otherwise required by statute or the Certificate of Incorporation, either personally or by mail, prepaid telegram, telex, cablegram, or radiogram, to each stockholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be given when deposited in the United States mail, postage prepaid, addressed to the stockholder at his address as it appears on the stock records of the Corporation. If given personally or otherwise than by mail, such notice shall be deemed to be given when either handed to the stockholder or delivered to the stockholder's address as it appears on the stock records of the Corporation.

Section 6.     Waiver.
               -------

               Attendance of a stockholder of the Corporation, either in person or by proxy, at any meeting, whether annual or special, shall constitute a waiver of notice of such meeting, except where a stockholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. A written waiver of notice of any such meeting signed by a stockholder or stockholders entitled to such notice, whether before, at or after the time for notice or the time of the meeting, shall be equivalent to notice. Neither the business to be transacted at, nor the purpose of, any meeting need be specified in any written waiver of notice.

Section 7.     Voting  List.
               -------------

               The Secretary shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order and showing the address and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall be produced and kept at the place of the meeting during the whole time thereof and may be inspected by any stockholder who is present.

Section 8.     Quorum.
               -------

               Except as otherwise required by law, the Certificate of Incorporation or these Bylaws, the holders of not less than one-third of the shares entitled to vote at any meeting of the stockholders, present in person or by proxy, shall constitute a quorum, and the act of the majority of such quorum shall be deemed the act of the stockholders. If a quorum shall fail to attend any meeting, the chairman of the meeting may adjourn the meeting to another place, date or time.

               If a notice of any adjourned special meeting of stockholders is sent to all stockholders entitled to vote thereat, stating that it will be held with those present constituting a quorum, then, except as otherwise required by law, those present at such adjourned meeting shall constitute a quorum, and all matters shall be determined by a majority of voters cast at such meeting.

Section 9.     Qualification  of  Voters.
               --------------------------

               The Board of Directors may fix, in advance, a day and hour not more than sixty nor less than ten days prior to the day of holding any meeting of the stockholders as the time as of which the stockholders entitled to notice of and to vote at such meeting shall be determined. Only those persons who were holders of record of voting stock at such time shall be entitled to notice of and to vote at such meeting.

Section 10.     Procedure.
                ----------

               The order of business and all other matters of procedure at every meeting of the stockholders may be determined by the presiding officer.

                                   ARTICLE III

                                    DIRECTORS

Section 1.     Number,  Election,  and  Terms.
               -------------------------------

               Except as otherwise fixed pursuant to the provisions of Article IV of the Certificate of Incorporation relating to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect additional directors under specified circumstances, the number of Directors shall be fixed from time to time by the Board of Directors but shall not be less than three. The Directors, other than those who may be elected by the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation, shall be classified with respect to the time for which they severally hold office, into three classes, as nearly equal in number as possible, as determined by the Board of Directors, Class I to hold office initially for a term expiring at the annual meeting of stockholders to be held during the fiscal year ending in 1988, Class II to hold office initially for a term expiring at the annual meeting of stockholders to be held during the fiscal year ending in 1989, and Class III to hold office initially for a term expiring at the annual meeting of stockholders to be held during the fiscal year ending in 1990, with the members of each class to hold office until their successors are elected and qualified. At each annual meeting of stockholders, the successors of the class of Directors whose term expires at that meeting shall be elected to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election.

               Subject to the rights of holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation, nominations for the election of Directors may be made by the Board of Directors or a committee appointed by the Board of Directors or by any stockholder entitled to vote in the election of Directors generally. However, any stockholder entitled to vote in the election of Directors generally may nominate one or more persons for election as Directors at a meeting only if written notice of such stockholder's intent to make such nomination or nominations has been given, either by personal delivery or by United States mail, postage prepaid, to the Secretary of the Corporation not later than (i) with respect to an election to be held at an annual meeting of stockholders, ninety days prior to the anniversary date of the immediately preceding annual meeting, and (ii) with respect to an election to be held at a special meeting of stockholders for the election of Directors, the close of business on the tenth day following the date on which notice of such meeting is first given to stockholders. Each such notice shall set forth: (a) the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated; (b) representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (d) such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission; and (e) the consent of each nominee to serve as a Director of the Corporation if so elected. The presiding officer of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.

Section 2.     Newly  Created  Directorships  and  Vacancies.
               ----------------------------------------------

               Except as otherwise fixed pursuant to the provisions of Article IV of the Certificate of Incorporation relating to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect Directors under specified circumstances, newly created directorships resulting from any increase in the number of Directors and any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other cause shall be filled solely by the affirmative vote of a majority of the remaining Directors then in office, even though less than a quorum of the Board of Directors. Any Director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the class of Directors in which the new directorship was created or the vacancy occurred and until such Director's successor shall have been elected and qualified. No decrease in the number of Directors constituting the Board of Directors shall shorten the term of any incumbent Director.

Section 3.     Removal.
               --------

               Subject to the rights of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect Directors under specified circumstances, any Director may be removed from office without cause, only by the affirmative vote of the holders of 80% of the combined voting power of the then outstanding shares of stock entitled to vote generally in the election of Directors, voting together as a single class.

Section 4.     Regular  Meetings.
               ------------------

               Regular meetings of the Board of Directors shall be held at such times and places as the Board of Directors may from time to time determine.

Section 5.     Special  Meetings.
               ------------------

               Special meetings of the Board of Directors may be called at any time, at any place and for any purpose by the Chairman, Chief Executive Officer, or by any officer of the Corporation upon the request of a majority of the entire Board of Directors.

Section 6.     Notice  of  Meetings.
               ---------------------

               Notice of regular meetings of the Board of Directors need not be given.

               Notice of every special meeting of the Board of Directors shall be given to each Director at his usual place of business or at such other address as shall have been furnished by him for such purpose. Such notice shall be properly and timely given if it is (a) deposited in the United States mail not later than the seventh calendar day preceding the date of the meeting, or
(b) personally delivered, mailed, telegraphed, or communicated by telephone at least forty-eight hours before the time of the meeting. Such notice need not include a statement of the business to be transacted at, or the purpose of, any such meeting.

Section 7.     Waiver.
               -------

               Attendance of a Director at a meeting of the Board of Directors shall constitute a waiver of notice of such meeting, except where a Director attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. A written waiver of notice signed by a Director or Directors entitled to such notice, whether before, at, or after the time for notice or the time of the meeting, shall be equivalent to the giving of such notice.

Section 8.     Quorum.
               -------

               Except as may be otherwise provided by law or in these Bylaws, the presence of a majority of the entire Board of Directors shall be necessary and sufficient to constitute a quorum for the transaction of business at any meeting of the Board of Directors, and the act of a majority of such quorum shall be deemed the act of the Board of Directors. Less than a quorum may adjourn any meeting of the Board of Directors from time to time without notice.

Section 9.     Chairman  of  the  Board  and  Vice  Chairman  of  the  Board.
               --------------------------------------------------------------

               The Board of Directors may elect or appoint, from among the members of the Board, a Chairman of the Board and a Vice Chairman of the Board. The Chairman of the Board shall preside at all meetings of the Board of Directors and the stockholders at which he is present. The Vice Chairman of the Board shall preside at meetings of the directors and stockholders in the absence of the Chairman of the Board. The Chairman of the Board and the Vice Chairman of the Board shall have such duties, powers and authority as may be assigned to them from time to time by the Board of Directors. The Chairman of the Board and the Vice Chairman of the Board shall hold such positions at the pleasure of the Board of Directors and may be removed at any time by the Board of Directors with or without cause.

Section 10.    Participation  in  Meetings  By  Telephone.
               -------------------------------------------

               Members of the Board of Directors, or of any committee thereof, may participate in a meeting of such Board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other and, such participation shall constitute presence in person at such meeting.

Section 11.    Powers.
               -------

               The business, property and affairs of the Corporation shall be managed by or under the direction of its Board of Directors, which shall have and may exercise all the powers of the Corporation to do all such lawful acts and things as are not by law, or by the Certificate of Incorporation, or by these Bylaws, directed or required to be exercised or done by the stockholders.

Section 12.    Compensation  of  Directors.
               ----------------------------

               Directors shall receive such compensation for their services as shall be determined by a majority of the entire Board of Directors, provided that Directors who are serving the Corporation as officers or employees and who receive compensation for their services as such officers or employees shall not receive any salary or other compensation for their services as Directors.

Section 13.    Action  Without  a  Meeting.
               ----------------------------

               Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or any committee thereof may be taken without a meeting if written consent thereto is signed by all members of the Board of Directors or of such committee, as the case may be, and such written consent is filed with the minutes of proceedings of the Board of committee.


                                   ARTICLE IV

                                   COMMITTEES

               The Board of Directors may, by resolution adopted by a majority vote of the entire Board of Directors, designate one or more committees as provided by law. Any such committee or committees shall have and may exercise all the powers and authority set forth in the resolution designating such committee, except as provided by law, the Certificate of Incorporation, and these Bylaws.


                                    ARTICLE V

                                    OFFICERS

Section 1.     Officers  Established.
               ----------------------

               Except as provided otherwise in this Article V, the officers of the Corporation shall be appointed or elected by the Board of Directors. The officers shall be Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, such number of Vice Presidents (who may be designated Vice Presidents, Senior Vice Presidents or Executive Vice Presidents) as the

Board of Directors may from time to time determine, a Secretary and a Treasurer. The Board of Directors may appoint such other officers or assistant officers as the Board shall deem appropriate, or delegate to any officer of the Corporation authority to appoint such other officers or assistant officers. Any person may hold two or more offices at the same time. The officers need not be members of the Board. The election or appointment of an officer shall not create any contract of employment.

Section 2.     Terms  of  Office.
               ------------------

               All officers, agents and employees of the Corporation shall hold their respective offices or positions at the pleasure of the Board of Directors and may be removed at any time by the Board of Directors with or without cause.

Section 3.     Chief  Executive  Officer.
               ---------------------------

               The Chief Executive Officer shall be the principal executive officer of the Corporation and, subject to the direction and control of the Board of Directors, shall have primary responsibility for the overall management of the business of the Corporation. The Chief Executive Officer may execute contracts, deeds and other instruments on behalf of the Corporation. The Chief Executive Officer shall have full authority on behalf of the Corporation to attend any meeting, give any waiver, cast any vote, grant any discretionary or directed proxy to any person, and exercise any other rights of ownership with respect to any shares of capital stock or other securities held by the Corporation and issued by any other corporation or with respect to any partnership, limited liability company, trust or similar interest held by the Corporation. In the absence of the Chairman and Vice Chairman of the Board, the Chief Executive Officer shall preside at meetings of the Board of Directors and the stockholders. The Chief Executive Officer shall have such additional authority, powers and duties as are usually vested in the office of Chief Executive Officer and as the Board of Directors may prescribe from time to time.

Section 4.     Chief  Operating  Officer.
               --------------------------

               Subject to the direction and control of the Board of Directors and the Chief Executive Officer, the Chief Operating Officer shall have primary responsibility for the overall operation and the day-to-day management of the business of the Corporation. In the absence or of the Chief Executive Officer, the Chief Operating Officer shall assume and discharge the responsibilities of that office. He shall have such additional authority, powers, and duties as are usually vested in the office of Chief Operating Officer and as the Board of Directors may prescribe from time to time.

Section 5.     Chief  Financial  Officer.
               --------------------------

               Subject to the discretion and control of the Board and the Chief Executive Officer, the Chief Financial Officer shall have primary responsibility for management of the financial affairs of the Corporation and have oversight of the Corporation's financial records and its financial reports to stockholders and to regulatory agencies. The Chief Financial Officer shall have such additional authority, powers and duties as are usually vested in the office of Chief Financial Officer and as the Board of Directors may prescribe from time to time.

Section 6.     Vice  Presidents.
               -----------------

               Subject to the direction and control of the Chief Executive Officer and Chief Operating Officer, each Vice President shall have such responsibility as may be prescribed from time to time by the Board of Directors or by the officer appointing such Vice President in accordance with this Article
V.  Vice  Presidents  may  be  designated  and  elected or appointed as follows:

               Senior  Vice  Presidents.  Senior Vice Presidents, if any, may be
               ------------------------
               elected or appointed by the Board of Directors. Subject to the direction and control of the Chief Executive Officer and Chief Operating Officer, each Senior vice President shall have primary responsibility for management of the operation of a principal business unit, division or function of the Corporation, which may be identified in the title of such officer. A Senior Vice President shall have such additional authority, powers and duties as the Board of Directors may prescribe from time to time.

               Executive Vice Presidents. Executive Vice Presidents, if any, may
               -------------------------
               be elected or appointed by the Board, the Chief Executive Officer or Chief Operating Officer. Subject to the direction and control of the Chief Executive Officer and Chief Operating Officer, each Executive Vice President shall have such management responsibilities with respect to the Corporation's business as the Board of Directors or the officer appointing such person shall prescribe from time to time.

               Vice  Presidents.  Vice  Presidents,  if  any,  may be elected or
               ----------------
               appointed by the Board, the Chief Executive Officer or Chief Operating Officer. Subject to the direction and control of the Chief Executive Officer and Chief Operating Officer, each Vice President shall have such responsibilities as the Board of Directors or the officer appointing such person shall prescribe from time to time.

Section 7.     Secretary.
               ----------

               The Secretary shall give notice of all meetings of the stockholders and, upon the request of a person entitled to call a special meeting of the Board of Directors, he shall give notice of any such special meeting. He shall keep the minutes of all meetings of the stockholders, the Board of Directors, or any committee established by the Board of Directors. The Secretary shall be responsible for the maintenance of all records of the Corporation and may attest documents on behalf of the Corporation. The Secretary shall perform such other duties as the Board or the Chief Executive Officer may from time to time prescribe or delegate to him.

Section 8.     Treasurer.
               ----------

               The Treasurer shall be responsible for the control of the funds of the Corporation and the custody of all securities owned by the Corporation. The Treasurer shall perform such other duties as the Board or the Chief Executive Officer may from time to time prescribe or delegate to him.

Section 9.     Other  Officers.
               ----------------

               Any other officer or assistant officer appointed by the Board of Directors or pursuant to delegated authority to make such an appointment, shall have such title and such duties and responsibilities as the Board or the officer making such appointment shall prescribe from time to time.

Section 10.    Compensation  and  Contract  Rights.
               ------------------------------------

               The Board of Directors, or upon delegation of the Board of Directors, a Compensation Committee of the Board, shall be responsible for establishing the compensation of the following officers: Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, Senior Vice Presidents, Secretary and Treasurer. The Board of Directors may delegate to the Chief Executive Officer or the Chief Operating Officer the responsibility for establishing the compensation of any other officer. All such compensation determinations shall be reported promptly to the Board of Directors or, upon delegation of such responsibility by the Board of Directors, to a Compensation Committee of the Board of Directors.


                                   ARTICLE VI

              INDEMNIFICATION OF DIRECTORS, OFFICERS AND EMPLOYEES

Section 1.     Directors  and  Officers.
               -------------------------

               The Corporation shall indemnify to the full extent permitted by, and in the manner permissible under, the laws of the State of Delaware, any person made, or threatened to be made, a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he, his testator or in testate is or was a director of officer of the Corporation or any predecessor of the Corporation, or served any other enterprise as a director or officer at the request of the Corporation or any predecessor of the Corporation. The Corporation may advance expenses to any such person incurred in defending any such action or proceeding upon terms and conditions, if any, deemed appropriate by the Board of Directors upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized by the laws of the State of Delaware.

Section 2.     Contract.
               ---------

               The foregoing provisions of this Article VI shall be deemed top be a contract between the Corporation and each director and officer who serves in such capacity at any time while this Bylaw is in effect, and any repeal or modification thereof shall not affect any rights or obligations then existing with respect to any state of facts then or theretofore existing or any


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action,  suit  or proceeding theretofore or thereafter brought based in whole or in  part  upon  any  such  state  of  facts.

               The foregoing rights of indemnification shall not be deemed exclusive of any other rights to which any director or officer may be entitled apart from the provisions of this Article VI.

Section 3.     Other  Persons.
               ---------------

               The Board of Directors in its discretion shall have power on behalf of the Corporation to indemnify any person, other than a director or officer, made a party to any action, suit or proceeding by reason of the fact that he, his testator or in testate, is or was an employee or agent of the Corporation.


                                   ARTICLE VII

                                      SEAL

               The Corporate seal shall bear the name of the Corporation and the words "Corporate Seal, Delaware".


                                  ARTICLE VIII

                                   AMENDMENTS

               Subject to the provisions of the Certificate of Incorporation, these Bylaws may be altered, amended or repealed at any regular meeting of the stockholders (or at any special meeting thereof duly called for that purpose) by a majority vote of the shares represented and entitled to vote at such meeting; provided that in the notice of such special meeting, notice of such purpose shall be given. Subject to the laws of the State of Delaware, the Certificate of Incorporation and these Bylaws, the Board of Directors may, by majority vote of those present at any meeting at which a quorum is present, amend these Bylaws, or enact such other Bylaws as in their judgment may be advisable for the regulation of the conduct of the affairs of the Corporation.


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